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                                                                       EXHIBIT 5

                                                                  April 19, 1999

Mesa Air Group, Inc.
410 North 44th Street
Suite 700
Phoenix, Arizona 85008

Ladies and Gentlemen:

In connection with the proposed registration under the Securities Act of 1933, as amended, of up to 5,546,738 shares (the "Shares") of Common Stock, no par value per share, of Mesa Air Group, Inc., a Nevada corporation (the "Company"), the estimated maximum number of shares that may be issued by the Company in connection with a proposed merger of Mesa Merger Corporation, a Nevada corporation and wholly owned subsidiary of the Company, with and into CCAIR, Inc., a Delaware corporation (the "Merger"), we have examined such corporate records and other documents, including the Registration Statement on Form S-4, dated the date hereof (the "Registration Statement"), relating to such shares, and have reviewed such matters of law as we have deemed necessary for this opinion, and we advised you that in our opinion:

1. The Company is a corporation duly incorporated and existing under the laws of the State of Nevada.

2. Subject to approval of such issuance by the shareholders of the Company, all necessary corporate action on the part of the Company has been taken to authorize the issuance of the Shares to be issued by the Company in connection with the Merger, and when such Shares are issued pursuant to the Merger as contemplated by the Registration Statement, such Shares will be legally and validly issued and fully paid and nonassessable.

We acknowledge that we are referred to under the heading "Legal Matters" in the Prospectus, which is part of the Registration Statement, and we hereby consent to the use of our name in such Registration Statement. We further consent to the filing of this opinion as Exhibit 5 of the Registration Statement and with the state regulatory agencies in such states as may require such filing in connection with the registration of the Shares for offer and sale in such states.

                                       Respectfully Submitted,

                                       SQUIRE SANDERS & DEMPSEY L.L.P.